                                                                    EXHIBIT j(2)


                               CONSENT OF COUNSEL

                                 AIM FUNDS GROUP


         We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for the retail classes of the twelve series portfolios of AIM Funds Group and for the Institutional Class of AIM Balanced Fund and AIM Value Fund, which is included in Post-Effective Amendment No. 89 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-27334), and Amendment No. 89 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-1540), on Form N-1A of AIM Funds Group.




                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                      Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
April 22, 2002